UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 24, 2008

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of principal executive offices)

713.626.8525

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2008, W&T Offshore, Inc. (the “Company” or “W&T”) announced the appointment of Jamie L.Vazquez, to the position of President of the Company. Tracy W. Krohn, Chairman and Chief Executive Officer of the Company, previously served as President of W&T and has resigned from such position effective September 24, 2008 in connection with Ms. Vazquez’s appointment. Mr. Krohn will continue to serve as Chairman and Chief Executive Officer of the Company.

Ms. Vazquez (48) joined the Company in 1998 and most recently served the Company in the position of Vice President, Land, a position she had held since 2003. Prior to joining W&T, Ms. Vazquez was employed by CNG Producing Company for 17 years, lastly serving as Manager, Land/Business Development Gulf of Mexico and with prior experience as Onshore Land Manager and Senior Landman-Mid-Continent Region. Ms. Vazquez received a B.S. in Management from the University of Tulsa in 1984.

Effective September 24, 2008, Ms. Vazquez entered into an amendment to her existing employment agreement with the Company. Pursuant to the terms of the employment agreement, as amended, Ms. Vazquez serves as the President of the Company, and in such other positions as the parties may mutually agree, subject to the terms of the employment agreement. The employment agreement provides for a base salary of $510,000 per year. For a full description of the employment arrangement with Ms. Vazquez, please refer to the employment agreement, as amended, which has been filed herewith as Exhibits 10.1, 10.2 and 10.3.

Effective September 24, 2008, the Company also entered into an Indemnification and Hold Harmless Agreement with Ms. Vazquez, which provides that if Ms. Vazquez is a party or is threatened to be made a party to any action, the Company will indemnify her and hold her harmless against any and all liabilities or losses incurred in connection with such action if it arises out of or is related to the fact that she is or was serving as an officer of the Company, to the fullest extent permitted by then applicable law. The rights of Ms. Vazquez under this agreement are in addition to any other rights she may have under the Company’s corporate governance documents or applicable law. The terms and conditions of Ms. Vazquez’s Indemnification and Hold Harmless Agreement are virtually identical to the terms and conditions in similar contracts pursuant to which the Company has agreed to indemnify its directors and its executive officers. A copy of the Indemnification and Hold Harmless Agreement has been filed herewith as Exhibit 10.4.

Ms. Vazquez will serve as President until her successor is duly elected and qualified by the Board of Directors of the Company, or, if earlier, until her death, resignation, or removal from office.

On September 25, 2008, W&T issued a press release announcing the matters described above. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated effective September 28, 2005, by and between W&T Offshore, Inc. and Jamie L. Vazquez.

10.2	First Amendment to Employment Agreement, dated July 18, 2006, by and between W&T Offshore, Inc. and Jamie L. Vazquez.

10.3	Second Amendment to Employment Agreement, dated September 24, 2008, by and between W&T Offshore, Inc. and Jamie L. Vazquez.

10.4	Indemnification and Hold Harmless Agreement, dated September 24, 2008, by and between W&T Offshore, Inc. and Jamie L. Vazquez.

99.1	W&T Offshore, Inc. Press Release, dated September 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Date: September 25, 2008	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated effective September 28, 2005, by and between W&T Offshore, Inc. and Jamie L. Vazquez.

10.2	First Amendment to Employment Agreement, dated July 18, 2006, by and between W&T Offshore, Inc. and Jamie L. Vazquez.

10.3	Second Amendment to Employment Agreement, dated September 24, 2008, by and between W&T Offshore, Inc. and Jamie L. Vazquez.

10.4	Indemnification and Hold Harmless Agreement, dated September 24, 2008, by and between W&T Offshore, Inc. and Jamie L. Vazquez.

99.1	W&T Offshore, Inc. Press Release, dated September 25, 2008.